UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: February 25, 2004)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET
DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (515)362-3600

ITEM 7 (c). EXHIBITS

99.1	AmerUs Group Co. Investor Conference Slide Presentation dated February 25, 2004 (furnished pursuant to Items 9 and 12)

ITEM 9. REGULATION FD DISCLOSURE

AmerUs Group Co. (the “Company”) is furnishing the materials attached hereto as Exhibit 99.1. These materials were used in connection with the Company’s investor conference held and also presented via webcast on February 25, 2004. These materials are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

At the conference the Company also announced that it plans to grow annuity assets by 10% to 12% annually, to reduce the GAAP expenses of its annuity operations by 2-4 basis points of average invested assets over the next few years and to increase its internal rate of return on life insurance sales to 12-13% for 2004.

The Company also noted that during 2004 it has several options for deploying excess capital, including supporting higher sales growth, reducing debt levels, buying back stock and pursuing acquisitions. The Company indicated that it may resume repurchasing shares of its stock pursuant to the repurchase program approved by the Company’s board of directors in August of 2002. Pursuant to that program, the Company has been authorized to purchase up to three million shares of its common stock at such times and under such conditions as it deems advisable either in the open market or by such other means as is appropriate. The Company purchased approximately 0.7 million shares of its common stock in 2002 pursuant to the program.

Below is a description of the non-GAAP measures used in the February 25, 2004, investor conference presentation and a reconciliation to the most directly comparable GAAP measure, if any. The non-GAAP measures used in the presentation should not be viewed as a substitute for the most directly comparable GAAP measures.

Adjusted Net Operating Income

Adjusted net operating income is a non-GAAP financial measure which excludes unrealized gains and losses, especially such items as credit impairments, trading sales and losses, FAS 133 adjustments as well as certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance. The most directly comparable GAAP measure is net income.

Total Annuity Margins

Total annuity margins is a non-GAAP financial measure that shows the asset earned rate less the liability credited rate for annuity products. The liability credited rate in this calculation excludes the fair value adjustments that will fluctuate from period to period depending on the prevailing interest rate and economic environment. The liability credited rate is calculated using the annuity liability account value as the denominator for all annuity product types. The annuity liability account value is a non-GAAP financial measure for equity-index annuity products. For GAAP, equity-index product liabilities are to be stated at fair value in accordance with FAS 133. Therefore, the most directly comparable GAAP measure is total annuity margins computed using a liability credited rate calculated with a liability account value stated at fair value in accordance with FAS 133.

Book Value Per Share Excluding AOCI

Book value per share excluding accumulated other comprehensive income (AOCI) is a non-GAAP financial measure. The most directly comparable GAAP measure is GAAP book value per share, which includes AOCI.

Common Equity Excluding AOCI

Common equity excluding AOCI is a non-GAAP financial measure. The most directly comparable GAAP measure is GAAP stockholder’s equity, which is common equity plus AOCI.

Fixed Life Premium

When we refer to fixed life premium, we are referring to the non-GAAP term “sales,” which is described under the heading, “Sales.”

Life Insurance In Force

Life insurance in force is a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure.

Operating Earnings Per Share

Operating earnings per share (Operating EPS) is a non-GAAP financial measure which is derived from adjusted net operating income which excludes unrealized gains and losses (especially such items as credit impairments), trading sales and losses, FAS 133 adjustments as well as certain other unusual or non-recurring items management believes are not indicative of ongoing operational performance. The most directly comparable GAAP measure is net income per share.

Operating Return on Equity

Operating return on equity is a non-GAAP financial measure which is derived from adjusted net operating income which excludes unrealized gains and losses (especially such items as credit impairments), trading sales and losses, FAS 133 adjustments as well as certain other unusual or non-recurring items management believes are not indicative of ongoing operational performance. The most directly comparable GAAP measure is GAAP return on equity.

Production

When we refer to “production,” we are referring to the non-GAAP term “sales,” which is described under the heading “Sales.”

Projected Adjusted Net Operating Earnings Per Share

Projected adjusted net operating earnings per share (EPS) is derived from adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses (especially items such as credit impairments), trading sales and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on adjusted net operating earnings per share to, GAAP net income per share.

Projected Adjusted Net Operating Income

Due to the unpredictability of the timing and recognition of gains and losses (especially items such as credit impairments), trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on adjusted net operating income to, GAAP net income.

Projected Book Value Per Share Excluding AOCI

Projected book value per share excluding AOCI is a non-GAAP financial measure. Since AOCI represents income or loss from unrealized gains and losses, which cannot be readily predicted, a reconciliation of projected book value per share excluding AOCI to projected GAAP book value per share would not be meaningful or determinable.

Projected Common Equity Excluding AOCI

Projected common equity excluding AOCI is a non-GAAP financial measure. Since AOCI represents income or loss from unrealized gains and losses, which cannot be readily predicted, a reconciliation of projected common equity excluding AOCI to projected GAAP stockholder’s equity would not be meaningful or determinable.

Projected Operating ROE

This projection is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses (especially items such as credit impairments), trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Since GAAP net income cannot be readily estimated, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on operating return on equity to, GAAP return on equity.

Sales

Sales are presented as annualized premium, which is in accordance with industry practice, and represent the amount of new business sold during the period. Sales are a non-GAAP financial measure for an insurance company for which there is no comparable GAAP financial measure. The Company uses sales to measure the productivity of its distribution network and for compensation of sales and marketing employees and agents. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales; and therefore, a reconciliation of sales to revenues would not be meaningful or determinable. In the investor conference materials, we also refer to sales as “fixed life premium” and “production.”

Management’s Reasons for Using Non-GAAP Measures and Additional Purposes

     The Company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. This non-GAAP measure is also used for goal setting, determining employee and management compensation and evaluating the Company’s performance on a comparable basis to that used by security analysts.

     Operating earnings per share, operating return on equity, projected adjusted net operating earnings per share, projected adjusted net operating income, and projected operating return on equity are based on adjusted net operating income. Management’s reasons and the purposes for using adjusted net operating income are detailed in the preceding paragraph.

     Management believes that excluding accumulated other comprehensive income in the calculation of book value per share and common equity and in projections of these measures assists investors in understanding the underlying performance of the Company by eliminating the effect of unrealized gains and losses on available for sale investment securities which fluctuate with market conditions.

     The total annuity margin calculation is used by management to measure the liability credited rate exclusive of the fair value adjustments that will fluctuate from period to period depending on the prevailing interest rate and economic environment. Management believes excluding the effect of these fluctuations assists investors in evaluating the Company’s performance.

     See the heading, “Sales,” above for management’s reasons for using the sales measures, as well as for “fixed life premium” and “production.”

     Life insurance in force is a non-GAAP financial measure utilized by investors, analysts and the Company to assess the Company’s position in the industry.

Cautionary Statement Regarding Forward-looking Information.

     All statements, trend analyses and other information contained in the following statements relative to markets for products and trends in operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those of the Company’s subsidiaries by independent rating organizations which the Company believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.

     There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

Reconciliations to the Most Directly Comparable GAAP Financial Measures

     The Company disclosed the following reconciliations to the most directly comparable GAAP measures with respect to certain Non-GAAP measures disclosed in connection with the investor conference webcast and materials distributed at the conference.

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Three Months Ended

	AmerUs	AmerUs	AmerUs	AmerUs
	Group Co.	Group Co.	Group Co.	Group Co.
	03/31/03	06/30/03	09/30/03	12/31/03

Net Income	$35,789	$43,711	$40,835	$40,811
Non-core realized losses (gains)	(5,276)	(10,639)	(3,805)	(1,221)
Net amortization of DAC and VOBA due to non-core realized gains or losses	4,305	2,093	90	(499)
Net effect of accounting differences from the adoption of SFAS 133	17	(3,092)	(313)	(5,165)
Reorganization costs	—	—	—	—
Restructuring costs	2,023	8,210	989	3,767
Other income from non-insurance operations	(725)	(671)	(601)	(559)
Cumulative effect of change in accounting	—	—	—	1,296
Non-recurring reinsurance adjustments	—	(2,505)	—	—

Adjusted Net Operating Income	$36,133	$37,107	$37,195	$38,430

Diluted Per Share Amounts :
Net Income	$0.91	$1.11	$1.03	$1.02
Adjusted Net Operating Income	$0.92	$0.94	$0.94	$0.96
Weighted average common shares outstanding:
Diluted	39,217,951	39,404,467	39,650,473	40,133,053

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Three Months Ended

	AmerUs	AmerUs	AmerUs	AmerUs
	Group Co.	Group Co.	Group Co.	Group Co.
	03/31/02	06/30/02	09/30/02	12/31/02

Net Income	$24,914	$4,262	$26,490	$7,199
Non-core realized losses (gains)	6,420	23,155	6,825	29,986
Net amortization of DAC and VOBA due to non-core realized gains or losses	(1,498)	(3,668)	(1,709)	(3,994)
Net effect of accounting differences from the adoption of SFAS 133	5,322	8,801	3,284	(2,769)
Reorganization costs	285	179	722	—
Restructuring costs	1,116	3,937	1,590	6,581
Other income from non-insurance operations	(456)	(540)	(949)	(953)
Cumulative effect of change in accounting	—	—	—	—
Non-recurring reinsurance adjustments	—	—	—	—

Adjusted Net Operating Income	$36,103	$36,126	$36,253	$36,050

Diluted Per Share Amounts :
Net Income	$0.59	$0.10	$.66	$0.18
Adjusted Net Operating Income	$.86	$.89	$0.91	$0.92
Weighted average common shares outstanding:
Diluted	41,968,570	40,661,337	39,835,426	39,168,989

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Three Months Ended

	AmerUs	AmerUs	AmerUs	AmerUs
	Group Co.	Group Co.	Group Co.	Group Co.
	03/31/01	06/30/01	09/30/01	12/31/01

Net Income	$11,636	$20,227	$21,510	$19,534
Non-core realized losses (gains)	4,817	4,677	5,085	10,896
Net amortization of DAC and VOBA due to non-core realized gains or losses	(1,506)	(1,317)	(3,101)	2,311
Net effect of accounting differences from the adoption of SFAS 133	—	2,541	4,754	(878)
Reorganization costs	—	202	249	518
Restructuring costs	—	—	4,189	1,287
Other income from non-insurance operations	(414)	(532)	(428)	(446)
Cumulative effect of change in accounting	8,236	—	—	—
Non-recurring reinsurance adjustments	—	—	—	—

Adjusted Net Operating Income	$22,769	$25,798	$32,258	$33,222

Diluted Per Share Amounts :
Net Income	$0.38	$0.59	$0.51	$0.46
Adjusted Net Operating Income	$0.75	$0.75	$.77	$0.79
Weighted average common shares outstanding:
Diluted	30,365,387	34,528,541	42,060,929	42,288,468

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Three Months Ended

	AmerUs Life	AmerUs Life	AmerUs	AmerUs
	Holdings, Inc.	Holdings, Inc.	Group Co.	Group Co.
	03/31/00	06/30/00	09/30/00	12/31/00

Net Income	$15,718	$20,605	$11,144	$18,039
Non-core realized losses (gains)	2,962	746	1,370	4,868
Net amortization of DAC and VOBA due to non-core realized gains or losses	403	(2,818)	(1,045)	(1,597)
Net effect of accounting differences from the adoption of SFAS 133	—	—	—	—
Reorganization costs	450	1,575	3,378	828
Restructuring costs	—	—	—	—
Other income from non-insurance operations	—	—	(712)	(62)
Cumulative effect of change in accounting	—	—	—	—
Non-recurring reinsurance adjustments	—	—	—	—

Adjusted Net Operating Income	$19,533	$20,108	$14,135	$22,076

Diluted Per Share Amounts :
Net Income	$0.52	$0.69	$0.59	$0.60
Adjusted Net Operating Income	$0.65	$0.67	$0.74	$0.73
Weighted average common shares outstanding:
Diluted	30,031,206	29,941,081	19,026,397	30,239,946

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Three Months Ended

	AmerUs Life	AmerUs Life	AmerUs Life	AmerUs Life
	Holdings, Inc.	Holdings, Inc.	Holdings, Inc.	Holdings, Inc.
	03/31/99	06/30/99	09/30/99	12/31/99

Net Income	$16,957	$16,591	$16,688	$16,418
Non-core realized losses (gains)	237	937	1,975	1,351
Net amortization of DAC and VOBA due to non-core realized gains or losses	332	761	36	258
Net effect of accounting differences from the adoption of SFAS 133	—	—	—	—
Reorganization costs	—	—	—	1,762
Restructuring costs		—	—	—
Other income from non-insurance operations	—	—	—	—
Cumulative effect of change in accounting	—	—	—	—
Non-recurring reinsurance adjustments	—	—	—	—

Adjusted Net Operating Income	$17,526	$18,289	$18,699	$19,789

Diluted Per Share Amounts :
Net Income	$0.56	$0.54	$0.55	$0.55
Adjusted Net Operating Income	$0.58	$0.60	$0.61	$0.66
Weighted average common shares outstanding:
Diluted	30,469,673	30,522,586	30,534,084	30,065,430

Adjusted Net Operating Income

($ in thousands, except per share data)

	For the Year Ended

	AmerUs Life	AmerUs Life
	Holdings, Inc.	Holdings, Inc.
	12/31/97	12/31/98

Net Income	$58,059	$62,829
Non-core realized losses (gains)	(9,431)	6,182
Net amortization of DAC and VOBA due to non-core realized gains or losses	423	(129)
Net effect of accounting differences from the adoption of SFAS 133	—	—
Reorganization costs	—	—
Restructuring costs	—	—
Other income from non-insurance operations	—	—
Cumulative effect of change in accounting	—	—
Non-recurring reinsurance adjustments	—	—

Adjusted Net Operating Income	$49,051	$68,882

Diluted Per Share Amounts :
Net Income	$2.46	$1.86
Adjusted Net Operating Income	$2.08	$2.04
Weighted average common shares outstanding:
Diluted	23,572,259	33,695,752

AmerUs Group Co.
Reconciliations of Return on Equity on Non-GAAP Basis to a GAAP Basis
For the Years Ended December 31,
($ in thousands)

	AmerUs Life	AmerUs Life	AmerUs Life	AmerUs Life
	Holdings, Inc.	Holdings, Inc.	Holdings, Inc.	Holdings, Inc.
	1996	1997	1998	1999

Stockholders’ Equity:
Stockholders’ Equity, January 1	$539,909	$457,510	$927,991	$850,198
Less Accumulated Other Comprehensive (Income) Loss (AOCI)	(108,714)	(35,300)	(55,747)	(26,711)

Stockholders’ Equity excluding AOCI, January 1	$431,195	$422,210	$872,244	$823,487

Stockholders’ Equity, December 31	$57,510	$27,991	$850,198	$733,000
Less Accumulated Other Comprehensive (Income) Loss	(35,300)	(55,747)	(26,711)	135,964

Stockholders’ Equity excluding AOCI, December 31	$422,210	$872,244	$823,487	$868,964

Non-GAAP Measures:
Average Stockholders’ Equity excluding AOCI	$426,703	$647,227	$847,866	$846,226

Adjusted Net Operating Income (ANOI)	$37,623	$49,051	$68,882	$74,303

Return on Average Stockholders’ Equity excluding AOCI and using ANOI	8.8%	7.6%	8.1%	8.8%

ANOI Before Minority Interest
Return on Average Stockholders’ Equity using ANOI before Minority Interest
GAAP Measures:
Average Stockholders’ Equity including AOCI	$498,710	$692,751	$889,095	$791,599

Net Income	$74,173	$58,059	$62,829	$66,654

Return on Average Stockholders’ Equity including AOCI and using net income	14.87%	8.38%	7.07%	8.42%

AmerUs Group Co.
Reconciliations of Return on Equity on Non-GAAP Basis to a GAAP Basis
For the Years Ended December 31,
($ in thousands)

	AmerUs	AmerUs	AmerUs
	Group Co.	Group Co.	Group Co.
	2000	2001	2002

Stockholders’ Equity:
Stockholders’ Equity, January 1	$772,030	$827,955	$1,238,517
Less Accumulated Other Comprehensive (Income) Loss (AOCI)	67,948	17,188	(12,669)

Stockholders’ Equity excluding AOCI, January 1	$839,978	$845,143	$1,225,848

Stockholders’ Equity, December 31	$827,955	$1,238,517	$1,262,948
Less Accumulated Other Comprehensive (Income) Loss	17,188	(12,669)	(88,522)

Stockholders’ Equity excluding AOCI, December 31	$845,143	$1,225,848	$1,174,426

Non-GAAP Measures:
Average Stockholders’ Equity excluding AOCI	$842,561	$1,035,496	$1,200,137

Adjusted Net Operating Income (ANOI)	$62,311	$114,047	$144,534

Return on Average Stockholders’ Equity excluding AOCI and using ANOI	7.4%	11.0%	12.0%

ANOI Before Minority Interest	$86,117

Return on Average Stockholders’ Equity using ANOI before Minority Interest	10.2%

GAAP Measures:
Average Stockholders’ Equity including AOCI	$799,993	$1,033,236	$1,250,733

Net Income	$51,840	$72,907	$62,866

Return on Average Stockholders’ Equity including AOCI and using net income	6.48%	7.06%	5.03%

Reconiliation of Return on Equity on a
Non-GAAP Basis to GAAP Basis
($ in thousands)

For the Year Ended
12/31/2003

		Adjusted Net
		Operating
	Non-GAAP Basis	Income Items	GAAP Basis

Return:
Net income	$148,865	$12,282	$161,147

		Accumulated Other
		Comprehensive
		Income Items

Average Equity:
Beginning balance	$1,174,426	$88,522	$1,262,948
Ending balance	1,325,292	87,765	1,413,057

	2,499,718		2,676,005
Divide by 2 to average	/2		/2

Average	$1,249,859		$1,338,003

Return on Equity	11.9%		12.0%

AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2003	2002	2003	2002

Net Income	$40,811	$7,199	$161,147	$62,866
Realized (gains) losses on open block investments (A)	(1,221)	29,986	(20,941)	66,386
Net amortization of DAC and VOBA due to open block gains or losses (B)	(499)	(3,994)	5,989	(10,869)
Net effect of accounting differences from SFAS 133 (C)	(5,165)	(2,769)	(8,553)	14,638
Demutualization costs (D)	—	—	—	1,186
Restructuring costs (E)	3,767	6,581	14,989	13,225
Other income from non-insurance operations (F)	(312)	(336)	(742)	(814)
Reinsurance adjustments (G)	—	—	(2,505)	—
Income from discontinued operations (H)	(247)	(617)	(1,815)	(2,084)
Cumulative effect of change in accounting (I)	1,296	—	1,296	—

Adjusted Net Operating Income	$38,430	$36,050	$148,865	$144,534

Adjusted Net Operating Income per common share:
Basic	$0.98	$0.93	$3.80	$3.62

Diluted	$0.96	$0.92	$3.76	$3.58

Weighted average common shares outstanding:
Basic	39,268,068	38,919,178	39,175,924	39,972,328

Diluted	40,133,053	39,168,989	39,618,217	40,398,378

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, equity-indexed contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity into ILIC. The costs consist primarily of relocation of employees, severance and termination benefits, impairment loss on the Indianapolis Life office building of $5.0 million in the second quarter of 2003, systems conversion, and merger related expenses.

(F)	Represents the net income from our property operations which is not part of our insurance operations.

(G)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

(H)	Represents the net income from our discontinued operations.

(I)	Represents the cumulative effect of change in accounting for derivatives, net of income taxes, as of October 1, 2003, resulting from the Company’s adoption of DIG Issue B36. DIG Issue B36 is effective the first day of the fiscal quarter beginning after September 15, 2003.

Components of Annuity Segment Spread Calculation (rolling four quarters calculation) (1):

	4th Quarter 2003

		FAS 133
	GAAP	Adjustment	Non-GAAP

Investment income (2)	$561,803,965		$561,803,965
Average invested assets	$9,501,750,127		$9,501,750,127

Asset earned rate	5.91%		5.91%

Annuity segment benefit expense	$369,209,066		$369,209,066
Average annuity segment liabilities (3)	$9,742,841,024	$(88,957,810)	$9,653,883,214

Liability credited rate	3.79%		3.82%

Product spread	2.12%		2.09%

	3rd Quarter 2003

	GAAP	Adjustment	Non-GAAP

Investment income (2)	$556,021,379		$556,021,379
Average invested assets	$9,191,102,261		$9,191,102,261

Asset earned rate	6.05%		6.05%

Annuity segment benefit expense	$371,681,822		$371,681,822
Average annuity segment liabilities (3)	$9,430,275,154	$(83,519,154)	$9,346,756,000

Liability credited rate	3.94%		3.98%

Product spread	2.11%		2.07%

	2nd Quarter 2003

	GAAP	Adjustment	Non-GAAP

Investment income (2)	$557,781,148		$557,781,148
Average invested assets	$8,893,306,384		$8,893,306,384

Asset earned rate	6.27%		6.27%

Annuity segment benefit expense	$378,056,738		$378,056,738
Average annuity segment liabilities (3)	$9,121,301,819	$(75,773,099)	$9,045,528,720

Liability credited rate	4.14%		4.18%

Product spread	2.13%		2.09%

	1st Quarter 2003

	GAAP	Adjustment	Non-GAAP

Investment income (2)	$556,936,360		$556,936,360
Average invested assets	$8,619,100,479		$8,619,100,479

Asset earned rate	6.46%		6.46%

Annuity segment benefit expense	$382,677,909		$382,677,909
Average annuity segment liabilities (3)	$8,839,463,167	$(67,758,427)	$8,771,704,740

Liability credited rate	4.33%		4.36%

Product spread	2.13%		2.10%

	4th Quarter 2002

	GAAP	Adjustment	Non-GAAP

Investment income (2)	$552,670,811		$552,670,811
Average invested assets	$8,404,894,270		$8,404,894,270

Asset earned rate	6.58%		6.58%

Annuity segment benefit expense	$381,089,022		$381,089,022
Average annuity segment liabilities (3)	$8,612,908,618	$(58,718,030)	$8,554,190,588

Liability credited rate	4.43%		4.46%

Product spread	2.15%		2.12%

(1)	The annuity segment spread calculation includes fixed annuity and equity-indexed annuity products only. IL Annuity products, which we are no longer selling, and funding agreements are excluded from the calculation.

(2)	Excludes surrender charge income.

(3)	The liability credited rate is calculated using the annuity liability account value as the denominator for all annuity product types. The annuity liability account value is a non-GAAP financial measure for equity-indexed annuity products. For GAAP, equity-indexed product liabilities are to be stated at fair value in accordance with FAS 133. The non-GAAP measure presentation is used by management to measure the liability credited rate exclusive of the fair value adjustments that will fluctuate from period to period depending on the prevailing interest rate and economic environment.

Reconiliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)

For the Year Ended
12/31/2003

		Accumulated Other
		Comprehensive
	Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity	$1,325,292	$87,765	$1,413,057
Number of shares of common stock outstanding	39,194,602		39,194,602

Book value per share	$33.81		$36.05

Reconiliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)

For the Year Ended
12/31/2002

		Accumulated Other
		Comprehensive
	Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity	$1,174,426	$88,522	$1,262,948
Number of shares of common stock outstanding	39,011,578		39,011,578

Book value per share	$30.10		$32.37

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

AmerUs Group Co. is furnishing the materials attached hereto as Exhibit 99.1. These materials were used in connection with the Company’s investor conference held and also presented via webcast on February 25, 2004. These materials are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ James A. Smallenberger

James A. Smallenberger
Senior Vice President
and Corporate Secretary

Dated: February 25, 2004

EXHIBITS

Exhibit No.	Description

99.1	AmerUs Group Co. Investor Conference Slide Presentation dated February 25, 2004 (furnished pursuant to Items 9 and 12)